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[REYNOLDS & REYNOLDS LOGO]                                                  NEWS
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              REYNOLDS AND REYNOLDS REPORTS SECOND QUARTER RESULTS

                         LIVE WEBCAST AT 11:00 A.M. ET.
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DAYTON, OHIO, April 21, 2004 - The Reynolds and Reynolds Company (NYSE:REY)
today reported net income of $26 million or 38 cents per share for the second fiscal quarter, ahead of consensus analyst estimates. Second quarter revenues of $249 million were about 2 percent lower than last year and below consensus estimates.

The company's largest segment, Software Solutions, increased revenues 1 percent over last year. Solid increases in the sales of the Reynolds Generations Series(R) Suite, Contact Management and Reynolds Web Solutions during the quarter were largely offset by a decline in commodity PC revenues. In the three smaller segments, revenues declined a combined 6 percent versus a year ago with Documents revenues slightly higher, Services revenues 8 percent lower, and Financial Services revenues down 11 percent.

"We're encouraged by the headway we're making with the Reynolds Generations Series Suite and our customer relationship management solutions. In fact, in March we received more orders for Reynolds Generations Series Suite than in any previous month," Lloyd "Buzz" Waterhouse, CEO, chairman and president said. "Additionally, the introduction of ERA(XT) has helped to create a very appealing bridge strategy for our customers who are not yet ready to move from the ERA(R) system to the Reynolds Generations Series Suite. And, with our launch a few days ago of Reynolds Applications On Demand(TM), we've created a powerful collaborative networked computing environment for our automotive retailing customers to provide them with choices in the way they want to access and use software applications to run their business.

"We continue to define, invest in and deliver solutions that deliver value for our customers. The Generations Series Suite is a retail management system with embedded customer relationship management capabilities that leapfrogs traditional dealer management systems. Our integrated CRM solutions are the most comprehensive in the industry. Our training and consulting offerings are becoming very robust. And, Reynolds Applications On Demand(TM), announced just two days ago, provides a next-generation architecture that provides automotive retailers simplified business operations, unprecedented business continuity, and robust control and protection.

"During the quarter, UnitedAuto Group (UAG), the second largest automotive retailer in the United States, and Reynolds announced an exclusive partnership whereby UAG will consolidate its dealer management system on the Reynolds platform at its U.S. franchises. We're excited about this opportunity and proud to be able to say that we continue to grow our relationship with UAG."

Dale Medford, executive vice president and CFO, said, "As we reported after the first fiscal quarter, fiscal 2004 revenue growth will be modest - in the 2 percent to 4 percent range. While we expect to see revenues increase during the second half of the year with continued solid earnings and cash flow, we now expect revenues to be in the lower end of that range for the full fiscal year.

"Cash flow was very strong in the quarter enabling the company to repurchase 2.1 million shares for $58.0 million, at an average price of $27.53. Year to date, the company has repurchased 3.4 million for $94.0 million, at an average price of $27.72 per share. Approximately 4.8 million shares remain authorized for repurchase.

"We're convinced that we have the right strategy for growth. We look forward to the future and expect stronger revenue growth in fiscal 2005."

DURING THE QUARTER, Reynolds:

    - Was selected by UnitedAuto Group to consolidate its U.S. franchises onto the Reynolds platform.

    - Introduced WebMakerX(R) Release 4.0, a powerful Web site management platform combining the best features of Reynolds Automark(R) and Third Coast Media's platforms. Reynolds acquired Third Coast Media in October 2003.

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    -   Along with technology partner IT Soluciones, announced an agreement with
        BMW Mexico to provide Reynolds' international dealer management solution, Incadea, to BMW automotive retailers in Mexico.

    - Introduced ERA(XT) a more robust, flexible version of the company's market-leading ERA(R) dealer management system. ERA(XT) with Advanced Reporting provides browser-based functionality and real-time views into key business metrics, allowing authorized users instant access to key management reports with deep drill-down capabilities and point-and-click access to detailed information.

    - Announced its shareholders had approved a broad-based restricted stock program for all full-time and benefits-eligible part-time employees, and an executive restricted stock incentive program for executive and director-level positions tied significantly to the company's growth goals. The programs replaced existing stock option programs.

    - Was named to Training magazine's list of Top 100 Training Organizations. Recognized for outstanding commitment to employee development, Reynolds placed 32nd among a group of prestigious companies.

FOR THE FISCAL YEAR, the company currently expects:

    - Full fiscal year revenue growth to be slightly ahead of last year, in the 2 percent to 4 percent range.

    -   Full fiscal year EPS to be $1.60 to $1.66.

    -   Third quarter earnings per share (EPS) to be about 39 cents.

    -   Return on equity of about 20 percent.

    -   Operating margins to be between 17 percent and 18 percent.

    - Capital expenditures of approximately $40 million net of building sale proceeds.

    -   Depreciation and amortization expense of approximately $45 million.

    -   Research and development expenses to be approximately $90 million.

    - Estimated tax rate of 39 percent to 40 percent excluding the 3 cent per share benefit in the first quarter.

    -   To continue its share repurchase plan throughout the year.

    - Fully diluted shares used to calculate EPS to be approximately 68 million shares.

Reynolds and Reynolds ( www.reyrey.com ) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea GmbH and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #
                                                                         REY0422
(Editor's note: Segment Report Attached)

CONTACT:
MEDIA                                       INVESTORS
Paul Guthrie                                John Shave
937.485.8104                                937.485.1633
paul_guthrie@reyrey.com                     john_shave@reyrey.com


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                        THE REYNOLDS AND REYNOLDS COMPANY
                           SEGMENT REPORT (UNAUDITED)
                      (In thousands except per share data)

                                           SECOND QUARTER                             SIX
                                                                                      MONTHS

For The Periods Ended March 31             2004          2003 (1)     Change          2004         2003 (1)     Change

CONSOLIDATED
Net Sales and Revenues                     $249,492      $255,099     -2%             $497,895     $501,747     -1%
Gross Profit                               $140,957      $140,700     0%              $279,544     $278,554     0%
    Gross Margin                           56.5%         55.2%                        56.1%        55.5%
Operating Income                           $42,724       $42,781      0%              $78,683      $84,638      -7%
    Operating Margin                       17.1%         16.8%                        15.8%        16.9%
Income Before Income Taxes                 $43,101       $44,353      -3%             $79,325      $86,556      -8%
Provision for Income Taxes                 $16,744       $17,363                      $29,146      $33,993
Net Income                                 $26,357       $26,990      -2%             $50,179      $52,563      -5%

Earnings Per Common Share (Diluted)
    Net Income                             $0.38         $0.39        -3%             $0.73        $0.75        -3%

Average Shares Outstanding                 68,642        69,923                       69,045       70,448

SOFTWARE SOLUTIONS
Net Sales and Revenues                     $135,963      $135,282     1%              $278,469     $271,601     3%
Gross Profit                               $93,960       $88,865      6%              $191,455     $181,591     5%
    Gross Margin                           69.1%         65.7%                        68.8%        66.9%
Operating Income                           $35,572       $31,830      12%             $74,441      $67,460      10%
    Operating Margin                       26.2%         23.5%                        26.7%        24.8%

SERVICES
Net Sales and Revenues                     $60,920       $66,223      -8%             $118,729     $126,284     -6%
Gross Profit                               $17,132       $20,743      -17%            $31,861      $36,072      -12%
    Gross Margin                           28.1%         31.3%                        26.8%        28.6%
Operating Loss                             ($5,202)      ($1,230)                     ($16,263)    ($7,741)
    Operating Margin                       -8.5%         -1.9%                        -13.7%       -6.1%

DOCUMENTS
Net Sales and Revenues                     $44,258       $44,179      0%              $83,946      $84,807      -1%
Gross Profit                               $23,377       $23,938      -2%             $43,257      $46,631      -7%
    Gross Margin                           52.8%         54.2%                        51.5%        55.0%
Operating Income                           $7,400        $7,057       5%              $10,666      $13,936      -23%
    Operating Margin                       16.7%         16.0%                        12.7%        16.4%

FINANCIAL SERVICES
Net Sales and Revenues                     $8,351        $9,415       -11%            $16,751      $19,055      -12%
Gross Profit                               $6,488        $7,154       -9%             $12,971      $14,260      -9%
    Gross Margin                           77.7%         76.0%                        77.4%        74.8%
Operating Income                           $4,954        $5,124       -3%             $9,839       $10,983      -10%
    Operating Margin                       59.3%         54.4%                        58.7%        57.6%


(1) Fiscal year 2003 results were restated to reclassify amounts between segments for consistency with the current organizational structure and to reflect the adoption of SFAS No. 123, "Accounting for Stock-Based Compensation." Using the Retroactive Restatement Method described in SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," the company recorded fiscal year 2003 stock-based compensation expense of $3,904 ($2,675 after-tax for $.04 per diluted share) in the first quarter, $3,740 ($2,536 after-tax or $.04 per diluted share) in the second quarter, $3,591 ($2,045 after-tax or $.03 per diluted share) in the third quarter and $3,206 ($1,961 after-tax or $.03 per diluted share) in the fourth quarter